UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2014 (November 25, 2014)

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36212	75-3264870
(Commission File Number)	(I.R.S. Employer Identification No.)

500 5th Ave. - 20th Floor New York, New York	10110
(Address of principal executive offices)	(Zip Code)

(212) 515-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On November 25, 2014, Christopher T. Metz resigned from the board of directors (the “Board”) of Vince Holding Corp. (the “Company”), effective November 25, 2014. Mr. Metz’s resignation did not involve any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

(d)

On November 25, 2014, pursuant to the Company’s certificate of incorporation, Sun Cardinal, LLC, an affiliate of Sun Capital Partners, Inc., appointed Steven M. Liff to the Board, effective November 25, 2014. Mr. Liff will fill the vacancy created by Mr. Metz’s resignation.

Mr. Liff is expected to serve on the Board’s compensation committee.

Mr. Liff is a Senior Managing Director of Sun Capital Partners, Inc., who, through certain of its affiliates (together with Sun Capital Partners, Inc., the “Sun Entities”), beneficially owns a majority of the Company’s common stock.

Pursuant to the Company’s certificate of incorporation, so long as the Sun Entities beneficially own at least 30% of the then outstanding shares of the Company’s common stock, Sun Cardinal LLC has the right to designate the majority of the Board, to fix the size of the Board and to designate the chairman of the Board and the chairman of each committee of the Board.

As of the effective date of his appointment, Mr. Liff will not receive any compensation for his directorship at the Company.

ITEM 8.01	Other Events.

In connection with the resignation of Mr. Metz, it is anticipated that Mark Brody will serve as the lead independent director of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 26, 2014

VINCE HOLDING CORP.

By:	/s/ Jay L. Dubiner
	Name:	Jay L. Dubiner
	Title:	Senior Vice President,
General Counsel and Secretary